BY-LAWS

OF

HANCOCK FABRICS.COM, INC.

(a Delaware corporation)

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be 103 Foulk, Road, Suite 200, Wilmington. The name of the registered agent is Entity Service Group, LLC, #9272016 or such other office or agent as the Board of Directors shall from time to time select.

SECTION 2. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated in the notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of a meeting pursuant to Section 9 of this Article IT.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board, the President, the Chief Executive Officer or a stockholder or stockholders holding of record at least 25% of all shares of the Corporation entitled to vote thereat to be held at such place, date and hour as shall be designated in the notice thereof.

SECTION 3. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to each stockholder at the address of such stockholder as appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in the next immediate sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

A written waiver of notice, signed by a stockholder entitled to notice, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chief Executive Officer;

(b) if there is no Chief Executive Officer or if the Chief Executive Officer shall be absent from such meeting, the President;

(c) if the Chief Executive Officer and the President shall be absent from such meeting, any other officer or director of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat; or

(d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if the Secretary shall be presiding over the meeting or absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting.

SECTION 8. Voting. Each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 4 of Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-Laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 9. Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted, and delivered to the Corporation in the manner provided in Section 4 of Article VIII of these By-laws.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2. Number and Term of Office. The Board of Directors shall initially consist of 3 members, but the number of members constituting the Board of Directors may be increased or decreased from time to time by resolution adopted by a majority of the whole Board. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his term expires and until his successor is elected and qualified or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

SECTION 3. Election. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

SECTION 4. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

A director may be removed, either with or without cause, at any time by a vote of a majority in voting interest of the stockholders.

Any vacancy or newly created directorship occurring on the Board for any reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The director elected to fill such vacancy or newly created directorship shall hold office for the unexpired term in respect of which such vacancy occurred or such newly created directorship was created.

SECTION 5. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

(b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.

(c) Special Meetings. Special meetings of the Board shall be held whenever called by the Chief Executive Officer or the President or a majority of the directors at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

(d) Place of Meeting. The Board may hold its meeting at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

(e) Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given. Notices of special meetings of the Board, or of any meeting of any committee of the Board that has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary or an Assistant Secretary to each director or member of such committee, addressed to him at his residence or usual place of business, so as to be received at least one calendar day before the day on which such meeting is to be held, or shall be sent to him by telecopy, cable or other form of recorded communication or be delivered personally or by telephone not later than one calendar day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. However, notice of any such meeting need not be given to any director or member of any committee if such notice is waived by him in writing or by telecopy, cable or other form of recorded communication, whether before or after such meeting shall be held, or if he shall be present at such meeting.

(f) Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, one-half of the total number of directors (rounded up to the nearest whole number, if necessary) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction ofbusiness at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.

(g) Action by Communication Equipment. The directors, or the members of any committee of the Board, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board or such committee.

(i) Organization. At each meeting of the Board, the Chief Executive Officer shall act as chairman of the meeting and preside thereat, or in his absence, the President or any director chosen by a majority of the directors present thereat. The Secretary or, in case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

SECTION 1. (a) Designation and Membership. The Board may, by resolution passed by a majority of the whole Board; designate one or more committees consisting of such number of directors, not less than one, as the Board shall appoint. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies occurring on any committee for any reason may be filled by the Board at any time. Any member of any committee shall be subject to removal, with or without cause, at any time by the Board or by a majority in voting interest of the stockholders.

(b) Functions and Powers. Any such committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or Section 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board, changing the membership or filling vacancies on any committee of the Board or amending these By-laws. No such committee shall have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware unless such power and authority shall be expressly delegated to it by a resolution passed by a majority of the whole Board.

(c) Meetings, Quorum and Manner of Acting. Each committee shall meet at such times and as often as may be deemed necessary and expedient and at such places as shall be determined by such committee. A majority of each such committee shall constitute a quorum, and the vote of a majority of those members of each such committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of such committee. The Board may designate a chairman for each such committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.

ARTICLE V

Officers

SECTION 1. Election, Appointment and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, and/or a President, such number of Vice Presidents (including Executive, Senior and/or First Vice Presidents) as the Board may determine from time to time, a Treasurer, one or more Assistant Treasurers, if any, as the Board may determine, a Secretary and one or more Assistant Secretaries, if any, as the Board may determine. Any two or more offices may be held by the same person. Officers need not be stockholders of the Corporation. The officers may be elected by the Board at its annual meeting, and each such officer shall hold office until the next annual meeting of the Board and until his successor is elected or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

The Board may elect or appoint such other officers as it deems necessary, including one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

SECTION 2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the Chief Executive Officer, the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board, with or without cause.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

SECTION 3. Duties and Functions. (a) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation, shall preside at all meetings of the Board and of the stockholders at which he shall be present and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board of Directors or as shall normally be incident to the office of Chief Executive Officer.

(b) President. The President shall be the chief operating officer of the Corporation and shall perform such duties and exercise such powers as are incident to the office of President, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or the Chief Executive Officer. If there is no Chief Executive Officer, the President shall also assume the duties of the Chief Executive Officer as described above or elsewhere herein.

(c) Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board.

(d) Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; he shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

(e) Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board and committees of the Board. He shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records and in general shall perform all duties and have all powers incident to the office of Secretary. To such extent as the Board shall deem proper, the duties of Secretary may be performed by one or more assistants, to be appointed by the Board.

(f) Assistant Secretaries and Assistant Treasurers. Each Assistant Secretary and each Assistant Treasurer shall perform the duties of and exercise the powers of the Secretary and the Treasurer, respectively, in the absence of the Secretary and the Treasurer, respectively.

ARTICLE VI

Contracts, Checks, Drafts,
Bank Accounts, Proxies, etc.

SECTION 1. Execution of Documents. The Chief Executive Officer, the President, each Vice President or any other officer, employee or agent of the Corporation designated by the Board, or designated in accordance with corporate policy as approved by the Board, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chief Executive Officer, the President, any Vice President or any other officer of the Corporation designated by the Board shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. The Chief Executive Officer, the President or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State ofDelaware as the Board may from time to time determine.

ARTICLE VIII

Shares and Their Transfer; Fixing Record Date

SECTION 1. Certificate for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board or the Chief Executive Officer, the President or Secretary may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

SECTION 4. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote ) at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 or less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholder entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) 1n order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for any other lawful purpose, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE IX

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words "Corporate Seal Delaware" and in figures the year of its incorporation.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall end on The Sunday falling closest to January 31 of each year, or on such other date as the Board of Directors shall determine.

ARTICLE XI

Indemnification of Directors and Officers

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article XI shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it. shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a 11final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE XI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this ARTICLE XI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification ofthe indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board ofDirectors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE XI or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE XII

Amendments

These By-laws may be amended or repealed by the Board at any regular or special meeting thereof, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote at an annual meeting or at any special meeting, to amend or repeal any By-law.